UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Commission File Number 1-15106	Commission File Number 333-14168

PETRÓLEO BRASILEIRO S.A. — PETROBRAS (Exact name of registrant as specified in its charter)	PETROBRAS INTERNATIONAL FINANCE COMPANY (Exact name of registrant as specified in its charter)

BRAZILIAN PETROLEUM CORPORATION — PETROBRAS (Translation of registrant’s name into English)	Not Applicable (Translation of registrant’s name into English)

FEDERATIVE REPUBLIC OF BRAZIL (Jurisdiction of Incorporation or Organization)	CAYMAN ISLANDS (Jurisdiction of Incorporation or Organization)

Avenida República do Chile, 65 20035-900 — Rio de Janeiro — RJ, Brazil (55-21) 3224-4477 (Address of principal executive offices)	Anderson Square Building, P.O. Box 714 George Town, Grand Cayman Cayman Islands B.W.I. (Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file numbers to which this form relates: 333-139459-01
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

7.875% Global Notes due 2019	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of class)

Item 1. Description of Registrants’ Securities to be Registered
Item 2. Exhibits
SIGNATURE
INDEX TO EXHIBITS

Item 1. Description of Registrants’ Securities to be Registered.
          For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 8 through 25 of Petrobras International Finance Company’s (the “Company” or “PifCo”) Prospectus dated December 18, 2006 (Registration No. 333-139459-01), as supplemented by the information under the headings “Risk Factors—Risks Relating to PifCo’s Debt Securities” and “Description of the Notes” on pages S-17 through S-18 and S-22 through S-32, respectively, of the Company’s related Prospectus Supplement, dated February 4, 2009, which information is incorporated herein by reference and made part of this registration statement in its entirety.
Item 2. Exhibits.
          99 (A). Prospectus, dated December 18, 2006, and Prospectus Supplement, dated February 4, 2009, incorporated by reference to the Company’s filing under Rule 424(b)(2), dated February 5, 2009.
          99 (B). Form of Global Note incorporated by reference to Exhibit 4.3 of the Report on Form 6-K of the Company filed on February 13, 2009.
          99 (C). Indenture among the Company and The Bank of New York Mellon (formerly The Bank of New York) dated as of December 15, 2006, incorporated by reference to Exhibit 4.9 of the Registration Statement on Form F-3 of the Company filed on December 18, 2006 (Registration No. 333-139459-01).
          99 (D). Second Supplemental Indenture among the Company, Petróleo Brasileiro S.A.—PETROBRAS (“Petrobras”) and The Bank of New York Mellon (formerly The Bank of New York), dated as of February 11, 2009, incorporated by reference to Exhibit 4.2 of the Report on Form 6-K of the Company filed on February 13, 2009.
          99 (E). Guaranty among Petrobras and The Bank of New York Mellon (formerly The Bank of New York), dated as of February 11, 2009, incorporated by reference to Exhibit 4.1 of the Report on Form 6-K of the Company filed on February 13, 2009.

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SIGNATURE
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

PETRÓLEO BRASILEIRO S.A. — PETROBRAS (Registrant)
By:	/s/ Almir Guilherme Barbassa
	Name:	Almir Guilherme Barbassa
	Title:	Chief Financial Officer

By:	/s/ Guilherme Estrella
	Name:	Guilherme Estrella
	Title:	Executive Director

PETROBRAS INTERNATIONAL FINANCE COMPANY (Registrant)
By:	/s/ Sérvio Túlio da R. Tinoco
	Name:	Sérvio Túlio da R. Tinoco
	Title:	Financial Manager

By:	/s/ Daniel Lima de Oliveira
	Name:	Daniel L. Oliveira
	Title:	Chairman

Date: February 18, 2009

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INDEX TO EXHIBITS

Exhibit No.	Exhibit
99 (A).	Prospectus, dated December 18, 2006, and Prospectus Supplement, dated February 4, 2009, incorporated by reference to the Company’s filing under Rule 424(b)(2), dated February 5, 2009.

99 (B).	Form of Global Note incorporated by reference to Exhibit 4.3 of the Report on Form 6-K of the Company filed on February 13, 2009.

99 (C).	Indenture among the Company and The Bank of New York Mellon (formerly The Bank of New York) dated as of December 15, 2006, incorporated by reference to Exhibit 4.9 of the Registration Statement on Form F-3 of the Company filed on December 18, 2006 (Registration No. 333-139459-01).

99 (D).	Second Supplemental Indenture among the Company, Petróleo Brasileiro S.A.—PETROBRAS (“Petrobras”) and The Bank of New York Mellon (formerly The Bank of New York), dated as of February 11, 2009, incorporated by reference to Exhibit 4.2 of the Report on Form 6-K of the Company filed on February 13, 2009.

99 (E).	Guaranty among Petrobras and The Bank of New York Mellon (formerly The Bank of New York), dated as of February 11, 2009, incorporated by reference to Exhibit 4.1 of the Report on Form 6-K of the Company filed on February 13, 2009.

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